Exhibit 99.2

Contact:

Investor Relations

212-479-3195

Newcastle Announces Public Offering of Common Stock

NEW YORK—(BUSINESS WIRE)—November 18, 2013—Newcastle Investment Corp. (NYSE: NCT) (“Newcastle” or the “Company”) announced today that it plans to make a public offering of 50,000,000 shares of its common stock. In connection with the offering, the Company intends to grant the underwriters an option for 30 days to purchase up to an additional 7,500,000 shares of common stock. The underwriters may offer the shares from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

The Company intends to use the net proceeds from this offering to fund a portion of the purchase price for a portfolio of senior housing properties that Newcastle has agreed to acquire from certain affiliates of Holiday Retirement. The Company may also use the net proceeds from this offering for general corporate purposes, which could include acquisitions of other senior housing properties, CDO debt, other real estate securities and loans, operating businesses or other assets.

Credit Suisse Securities (USA) LLC and UBS Securities LLC are the joint book-running managers for the offering. The offering will be made pursuant to the Company’s existing effective shelf registration statement, previously filed with the Securities and Exchange Commission (the “SEC”). The offering will be made only by means of a prospectus and a related prospectus supplement. Copies of the prospectus and prospectus supplement may be obtained from: Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, New York 10010, Telephone: (800) 221-1037, Email: newyork.prospectus@credit-suisse.com; or UBS Securities LLC, 299 Park Avenue, New York, New York 10171, Attention: Prospectus Department, Telephone: (888) 827-7275.

This press release does not constitute an offer to sell or the solicitation of an offer to buy shares of common stock, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

ABOUT NEWCASTLE

Newcastle focuses on investing in, and actively managing, real estate related assets and primarily invests in: (1) Senior Housing Assets and (2) Real Estate & Other Debt, in addition to other opportunistic investments. The Company conducts its operations to qualify as a real estate investment trust for federal income tax purposes. The Company is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed offering, the expected acquisition of a senior housing portfolio from Holiday Retirement, and intended use of proceeds. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance that its expectations will be attained. Factors that could cause the Company’s actual results to differ materially from the expectations include, but are not limited to, the risk that the Company does not complete the purchase of the portfolio because of the inability to complete the related financing on attractive terms or at all, or for any other reason.

Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” in the prospectus supplement related to the offering and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” incorporated by reference in the prospectus supplement related to the offering from the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q. In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Newcastle Investment Corp.

Investor Relations

212-479-3195